Exhibit 9.3
 Voting Trust Agreement dated July 10, 2008 between Jerry Parish as trustee and Victor Garcia

VOTING TRUST AGREEMENT

AGREEMENT made and entered into as of the 10TH day of July, 2008 among The Mint Leasing, Inc., a corporation organized and existing under the laws of the state of Texas (the “Company”), VICTOR GARCIA

(“Stockholder”) the owner of capital stock (“Company Stock”) of the Company (“Stockholder”), and Jerry W. Parish (“Voting Trustee”).

WHEREAS, after completion of the business combination that converts the Company from private to public ownership, the Company, the Trustee and the Shareholder desire to maintain continuity of corporate decision making.

NOW THEREFORE, in consideration of the premises and mutual undertakings of the parties hereinafter set forth, a voting trust in respect of the Company Stock owned by the Stockholder is hereby created and established, subject to the following terms and conditions, to all and every one of which the parties hereto expressly assent and agree:

1.  Deposit of Company Stock.  After executing this Agreement Stockholder will transfer and assign to the Trustee, as trustee, all of the shares of capital stock of the Company owned by him, and Stockholder will from time to time transfer and assign to the Trustee, as trustee, all additional shares of common stock owned by him, and all securities convertible into, exchangeable for, or representing a right to purchase capital stock, immediately following the acquisition thereof and will, in each case, deposit hereunder, with the Trustee, as trustee, the certificates for such shares all of which certificates, if not registered in the name of the Trustee, as trustee, shall be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank and in either case properly stamped for registration of transfer.

2.  Issuance of Voting Trust Certificate.  Concurrently with the execution of this Agreement and the deposit hereunder by Stockholder of all of the shares of Company Stock now owned by them, the Trustee, as Trustee, will issue to Stockholder, and will from time to time issue with respect to all shares of Company Stock and all other securities of the Company hereafter deposited hereunder, a Voting Trust Certificate or Voting Trust Certificates, in the form attached hereto as Exhibit B, representing the number of shares of Company Stock or other securities of the Company transferred and delivered to them (the “Trust Securities”), which Certificate or Certificates will be registered in the name of Stockholder or in such name as may be specified in writing by Stockholder.

3.  Holding of Trust Securities.  The certificates for the Trust Securities deposited with the Trustee, as Trustee, will, if not registered in the name of the Trustee, as Trustee, be surrendered and cancelled and new certificates therefor issued to the Trustee, as Trustee. In all certificates issued in the name of the Trustee, as Trustee, it shall appear on the face thereof that they are issued pursuant to this Agreement and, in the entry of such ownership in the books of the Company, that fact shall also be noted.  The Trust Securities shall be held and applied by the Trustee, as Trustee, for the purposes of and in accordance with this Agreement, and none of the Trust Securities, or any interest therein, shall be sold or otherwise disposed of by the Trustee, as Trustee, except as herein expressly provided or in accordance with a final order of any court or administrative agency with jurisdiction thereover.

4.  Distributions on or Exchanges of Trust Securities.  (a)  Until the termination of this Agreement and the delivery of the certificates for the Trust Securities in exchange for Voting Trust Certificates, the Trustee, as Trustee, shall, promptly following the receipt of any dividends or other distributions (including, without limitation, any rights to purchase or subscribe for securities) of any kind paid or made upon such Trust Securities, pay and transfer the property so distributed to, or as directed by, the registered holder or holders of the Voting Trust Certificates in proportion to his or their respective interests in the distribution; provided, however, that, in case the Trustee, as Trustee, shall receive any dividend or distribution of Company Stock or of rights to purchase or securities convertible into Company Stock, the Trustee, as Trustee, shall hold such Company Stock, such convertible securities and such other rights subject to this Agreement and shall immediately issue Voting Trust Certificates in respect of such Company Stock, convertible securities and other rights to the registered holder of each Voting Trust Certificate relating to such securities. Any Company Stock or convertible securities or other rights so received by the Trustee, as Trustee, shall be Trust Securities hereunder.

(b)  Upon any increase, reduction or reclassification of the securities of the Company, or upon any merger, consolidation, reorganization or dissolution of the Company, the Trustee, as Trustee, are authorized to make such surrender of the Trust Securities as may be proper or expedient and either to hold any security or other property issued in exchange for such surrendered Trust Securities or to distribute such securities or property if such securities or property would have been distributed if the receipt of such securities or property were governed by paragraph (a) of this Section 4.  Unless the then outstanding Voting Trust Certificates are exchanged for new Voting Trust Certificates, the then outstanding Voting Trust Certificates shall, without any further action, be deemed to be adjusted as may be appropriate to reflect such increase, reduction, reclassification, merger, consolidation, reorganization or dissolution referred to in the first sentence of this paragraph (b).

(c)  If any Trust Securities are or become convertible into or exercisable for Company Stock, the beneficial owner of such Trust Securities shall have the right to direct the Trustee, as Trustee, by written notice, upon surrender of the related Voting Trust Certificate and payment of any consideration required to be paid to the Company upon exercise or conversion, to convert or exercise such Trust Securities.  Any securities received upon such exercise or conversion shall be Trust Securities hereunder, and Voting Trust Certificates evidencing such Trust Securities shall immediately be issued by the Trustee, as Trustee, to the registered holder of the related Voting Trust Certificate that represented such convertible or exercisable Trust Securities.

5.  Voting of Trust Securities.  The Trustee, as Trustee, shall vote, in person or by proxy, all Trust Securities of each class entitled to vote, on all matters submitted to the Company's shareholders, and shall exercise all rights that are personal to the beneficial owner or owners of the Company Stock, in each case in accordance with the procedures set forth in Section 5(b) (other than the right to convert or exercise Trust Securities provided in Section 4(c) of this Agreement, which right shall be exercised by the beneficial owner thereof as provided therein).

6.  Release of Trust Securities; Termination of this Agreement.  This Agreement shall continue in effect until the earlier of December 31, 2009.  Upon the termination of this Agreement or upon the surrender of Voting Trust Certificates in exchange for Trust Securities represented thereby, or upon any taxable transfer of Trust Securities, the recipient of the Trust Securities shall furnish to the Trustee, as Trustee, prior to delivery of the Trust Securities, funds sufficient to pay any taxes that may be payable upon the transfer of the Trust Securities represented by such Voting Trust Certificates.

Upon delivery by the Trustee, as Trustee, of all Trust Securities or other property then held hereunder in exchange for outstanding Voting Trust Certificates, as provided in this Section 6, this Agreement shall terminate and all further obligations or duties of the Trustee, as Trustee, under this Agreement or any provision thereof shall cease.

7.  Interest of Trustee.  The Trustee, as Trustee, assumes no liability as a shareholder of the Company solely by acting as Trustee under the terms of this Agreement, his interest hereunder being that of Trustee only.  The Trustee, as Trustee, will vote the Trust Securities on all matters in accordance with the provisions of this Agreement, but he shall have no implied obligations, and assume no responsibility in respect of any action taken by him or taken as a result of his vote so cast, and the Trustee, as Trustee, shall incur no responsibility as Trustee or otherwise by reason of any error in law, mistake of judgment, or of anything done or suffered or omitted to be done under this Agreement, except for their own individual gross negligence or willful misconduct.  The Trustee, as Trustee, shall be entitled to rely and to act upon the advice of legal counsel.  The Trustee, as Trustee, assume no responsibility with respect to the validity or genuineness of any of the stock certificates to be deposited hereunder, or any notice, request, assignment, power of attorney, acknowledgment or other paper or document, and the Trustee, as Trustee, shall be entitled to assume that any such stock certificates or other papers or documents are genuine and valid and what they purport to be, and are signed by the proper parties, and the endorsements and assignments thereof are genuine and legal.

8.  Certain Action by the Trustee.  (a)  The Trustee, as Trustee, is hereby authorized and directed, notwithstanding any provisions of this Agreement, to comply with the terms or conditions of any order of a court or any administrative agency having jurisdiction binding upon them with respect to the Trust Securities.  Stockholder and the Company shall promptly deliver to the Trustee, as Trustee, a copy of any such order.

(b)  The Trustee shall be removed as a trustee upon (i) such Trustee's death, incapacity, or resignation, or (ii) such Trustee ceasing to be a shareholder of the Company or one of its affiliates.

9.   Transfer of Voting Trust Certificates.  (a)  The Voting Trust Certificates may be transferred, assigned or pledged only (i) with the written consent of the Trustee, (ii) upon the death or incapacity of the Stockholder or by operation of law; provided that in the case of clause (ii) hereof it shall be a condition to the transfer of the Voting Trust Certificates by the Trustee, as Trustee, that each transferee (including, in the event of a Depositor's death or incapacity, his legal representative) shall have executed a voting trust agreement (which as to such transferee will become effective as of the date of its execution) (a “Supplemental Voting Trust Agreement”) substantially in the form hereof and satisfactory to the Trustee and the Company.  It is understood that (A) such transferees shall have no right to direct the voting of the Trust Securities or to exercise any other rights as shareholders of the Company which, pursuant to this Agreement, are to be exercised only by the Trustee (other than the right to convert or exercise Trust Securities provided in Section 4(c) of this Agreement), (B) such Supplemental Voting Trust Agreement will empower the Trustee to direct the voting of the Trust Securities and exercise such other rights as shareholders of the Company (other than the rights to convert, exercise or request registration of, Trust Securities, referred to in clause (A) of this paragraph (b)) in the manner contemplated by this Agreement, and (C) such Supplemental Voting Trust Agreement will permit the transferee (or the legal representative of the transferee) to transfer shares of Company Stock or other Trust Securities held pursuant to such voting trust to the same extent and in the same manner in which Stockholder are permitted to transfer such shares and securities under this Agreement.

(b)  The Voting Trust Certificates shall be transferable only on the books of the Trustee, as Trustee, upon surrender of such Voting Trust Certificates (duly endorsed in blank or accompanied by a proper instrument of assignment and transfer duly executed in blank) in person or by the duly authorized attorney of a registered holder. Upon the surrender of any Voting Trust Certificates for transfer, the Trustee, as Trustee, shall cancel such Voting Trust Certificates and issue to the transferee (which may be the same person as the transferor) new Voting Trust Certificates in the same form and representing the same total amount of Trust Securities as the Voting Trust Certificates presented for cancellation.

(c)  The Trustee, as Trustee, will not register the Voting Trust Certificates under the 1933 Act, in reliance upon the representations and agreements of the holder or holders, acknowledged hereby, that the Voting Trust Certificates are held subject to all applicable provisions of the 1933 Act. Without limiting the foregoing, each holder of a Voting Trust Certificate governed by this Agreement agrees that he will not offer, sell, assign, pledge or otherwise transfer or dispose of said Voting Trust Certificates or any part thereof in a manner which would violate the 1933 Act.  The Trustee, as Trustee, will not issue additional Voting Trust Certificates to any person which has not expressly agreed to comply with these provisions to the extent such compliance is required in the opinion of counsel to the Trustee, as Trustee.

10.  Replacement of Voting Trust Certificates.  In case any Voting Trust Certificate shall become mutilated or be destroyed, lost or stolen, the holder shall immediately notify the Trustee, as Trustee, who, subject to the following sentence, shall issue and deliver to the holder a new Voting Trust Certificate of like tenor and denomination in exchange for and upon cancellation of the Voting Trust Certificate so mutilated, or in substitution for the Voting Trust Certificate so destroyed, lost or stolen.  The holder shall furnish proof reasonably satisfactory to the Trustee, as Trustee, of such destruction, loss or theft, and, upon request, shall furnish indemnity reasonably satisfactory to the Trustee, as Trustee, and shall comply with such other reasonable requirements as the Trustee, as Trustee, may prescribe.

11.  Amendments.  This Agreement may be amended only by an agreement (i) executed by the Trustee, as Trustee, and each of the other parties hereto or (ii) receipt by the Trustee of written consents signed within one week of such receipt by the holders of Voting Certificates representing a majority of the voting power of the Voting Securities.

12.  Counterparts.  This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

13.  Inspection.  Until the termination of this Agreement, one original copy of each counterpart hereof and amendment hereto shall be filed with the Company at its principal office and such documents shall be open to the inspection of any shareholder of the Company or his attorney during business hours.

14.  Further Assurances.  Each party to this Agreement shall give urther assurance and perform such acts which will or may become necessary or appropriate to effectuate and carry out the purposes or provisions of this Agreement.

15.  Acceptance of Trust.  The Trustee, as Trustee, accept the trust created hereby subject to all the terms and conditions herein contained and agree that they will exercise the powers and perform the duties of Voting Trustee as herein set forth according to the provisions of this Agreement; provided, however, that the Trustee, as Trustee, may resign and discharge themselves from the trust created hereby in the manner herein provided.

16.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and jurisdiction for any legal action in connection with or arising out of this agreement shall be in the District Courts of Harris County, Texas.

17.  Reliance by Trustee, as Trustee.  The Trustee, as Trustee, shall be entitled to rely upon advice of counsel satisfactory to them that any action they are directed to take under this Agreement is not in violation of (a) any order of any court or agency with jurisdiction thereover, (b) the Federal securities laws, or (c) any state “blue-sky” law.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE MINT LEASING, INC.	/s/ Jerry W. Parish
Jerry W. Parish, Trustee

/s/ Jerry W. Parish	/s/ Victor Garcia
Jerry W. Parish, President	Shareholder

Exhibit A

Trustee's Certificate

The Mint Leasing, Inc.
Number 001	Shares 35, 325,000

This certifies that there has been deposited with the Trustee whose name is signed to this certificate, 500 shares of the common capital stock of the Company under and by virtue of an Agreement entered into between the Stockholder of the Company, and the undersigned Trustee, dated July 10, 2008 and that upon termination of the agreement on December 31, 2009, will be entitled to receive a certificate for shares of the common capital stock of the Company and, in the meantime, to receive payments equal to the dividends, if any, collected by the undersigned Trustee, or his successor, upon a like number of shares standing upon the books of the Company, in the name of Trustee or his successor.

Until the actual delivery of such stock certificates, the Trustee or his successor, shall possess and shall be entitles to exercise all rights of every nature, including the right to vote with respect to any and all such stock, it being expressly stipulated that no voting right passes by this certificate, or by any agreement, expressed or implied.

This certificate and the interest represented by it is transferable only on the books of the undersigned Trustee, upon its presentation and surrender, and the holder accepts the same subject to all the terms and conditions of the Agreement between the Trustee and the Stockholder of the Company, and becomes a party to the Agreement, and is entitled to its benefits.

This certificate shall be surrendered to the Trustee by the holder, at the termination of the Agreement, upon the delivery to such holder of a like amount of stock of the Company.

In witness, the undersigned Trustee have executed this certificate as of this 10th  day of July 2008.

     /s/ Jerry Parish
Jerry W. Parish, Trustee

The trustee's certificates shall be transferable only on the books of the Trustee, by the holder in person, or by attorney, upon surrender properly assigned and indorsed.  Upon such assignment surrender, a new Trustee's certificate shall be issued to the transferee by the Trustee, and the person accepting shall be bound by the terms of the Agreement, as fully to all intents and purposes, as if he or she signed the same.